Exhibit 99.1
FOR IMMEDIATE RELEASE
Investor Relations:
800-348-1074, ext. 3333
investorrelations@carrols.com
CARROLS RESTAURANT GROUP, INC. REPORTS FINANCIAL RESULTS
FOR THE FIRST QUARTER 2018

Syracuse, New York - (Business Wire) - May 8, 2018 - Carrols Restaurant Group, Inc. (“Carrols” or the “Company”) (Nasdaq: TAST) today announced financial results for the first quarter ended April 1, 2018 and updated its full year 2018 outlook.

Highlights for first quarter of 2018 versus first quarter of 2017 include:

•	Restaurant sales increased 13.2% to $271.6 million from $239.9 million in the first quarter of 2017 including contributions from 64 restaurants acquired in 2017;

•	Comparable restaurant sales increased a solid 6.2% compared to a 0.6% decrease in the prior year quarter;

•	Adjusted EBITDA(1) increased 36.3% to $18.9 million from $13.9 million in the prior year quarter;

•	Net loss was $3.1 million, or $0.09 per diluted share, compared to net loss of $5.6 million, or $0.16 per diluted share, in the prior year quarter; and

•	Adjusted net loss(1) was $2.8 million, or $0.08 per diluted share, compared to adjusted net loss of $4.8 million, or $0.14 per diluted share, in the prior year quarter.

(1)
Adjusted EBITDA, Restaurant-level EBITDA and Adjusted net income (loss) are non-GAAP financial measures. Refer to the definitions and reconciliation of these measures to net income (loss) or to income (loss) from operations in the tables at the end of this release.

At the end of the first quarter of 2018, Carrols owned and operated 807 BURGER KING® restaurants.

Daniel T. Accordino, the Company's Chief Executive Officer said, “Our strong start to 2018 included double-digit top line growth, a robust 6.2% increase in comparable restaurant sales, and solid improvements in restaurant-level EBITDA and Adjusted EBITDA as we successfully leveraged these sales increases against most expenses. We are pleased that BURGER KING’s impactful marketing strategy, effective balance of premium, value and limited time menu items, and its pipeline of innovation continues to resonate with consumers in a highly competitive QSR environment as evidenced by our sales performance. Notable promotions during the first quarter included the 2 for $6 WHOPPER® or Crispy Chicken Sandwich promotion, the extension of the KING™ Sandwich line, and the launch of the new Spicy Crispy Chicken Sandwich. These products positively contributed to both average check and transaction growth.”

Accordino added, “Given our first quarter performance and continued sales momentum early in the second quarter, we are increasingly confident in our ability to meet our sales and Adjusted EBITDA outlook as updated for our first quarter results. Although labor costs continue to rise as expected, we now forecast that commodity inflation should be somewhat lower than our earlier guidance. With respect to acquisitions, we closed a small transaction in the first quarter and have two small transactions expected to close in the next few weeks. We also continue to focus on our acquisition pipeline and believe that as the year progresses that we will close additional transactions.”

First Quarter 2018 Financial Results

Restaurant sales increased 13.2% to $271.6 million in the first quarter of 2018 compared to $239.9 million in the first quarter of 2017.

Comparable restaurant sales increased 6.2%, including an average check increase of 5.9% and customer traffic increase of 0.3% from the prior year period.

Restaurant-level EBITDA was $33.4 million in the first quarter of 2018 and increased 19.8% from $27.9 million in the first quarter of 2017. Restaurant-Level EBITDA margin was 12.3% of restaurant sales and increased 67 basis points from the prior year period. Nearly all operating costs were favorably leveraged due to the strong sales performance in the quarter. Cost of sales, however, increased slightly as a percentage of restaurant sales as higher ground beef costs and increased promotional activity compared to the prior year quarter were offset by 3.3% of effective pricing and improved operating performance.

General and administrative expenses were $16.1 million in the first quarter of 2018 compared to $15.6 million in the prior year period. As a percentage of restaurant sales, general and administrative expenses decreased 55 basis points to 5.9% compared to the prior year period.

Adjusted EBITDA increased 36.3% to $18.9 million in the first quarter of 2018 compared to $13.9 million in the first quarter of 2017. Adjusted EBITDA margin increased 118 basis points to 7.0% of restaurant sales.

Income from operations was $2.7 million in the first quarter of 2018 compared to a loss from operations of $1.4 million in the prior year period.

Interest expense increased to $5.9 million in the first quarter of 2018 from $4.8 million in the same period last year due to the Company’s $75 million add-on offering and issuance of senior secured second lien notes completed in the second quarter of 2017. Cash balances totaled $34.5 million at the end of the first quarter of 2018.

Net loss was $3.1 million for the first quarter of 2018, or $0.09 per diluted share, compared to net loss of $5.6 million, or $0.16 per diluted share, in the prior year period.

Net loss in the first quarter of 2018 included $0.3 million of impairment and other lease charges and $0.1 million of acquisition expenses. For the same period last year, net loss included $0.5 million of impairment and other lease charges and $0.7 million of acquisition expenses.

Adjusted net loss in the first quarter of 2018 was $2.8 million, or $0.08 per diluted share, compared to adjusted net loss of $4.8 million, or $0.14 per diluted share, in the prior year period.

Full Year 2018 Outlook

The Company is updating its guidance for 2018. As a reminder, while the Company may acquire additional BURGER KING® restaurants, this guidance does not include any impact from such potential acquisitions:

•	Total restaurant sales are expected to be $1.15 billion to $1.17 billion (previously $1.14 billion to $1.17 billion), including a comparable restaurant sales increase of 3% to 5%;

•	Commodity costs are now expected to increase 1% to 2% (previously 2% to 3%) including a 2% to 3% increase in beef costs (previously 3% to 5%);

•	General and administrative expenses are expected to be $58 million to $60 million, excluding stock compensation expense and acquisition-related costs;

•	Adjusted EBITDA is now expected to be $95 million to $102 million (previously $93 million to $100 million);

•	An effective income tax rate of 0% to 5%.

•
Capital expenditures before discretionary growth-related expenditures (i.e., new restaurant development and acquisitions) are expected to be $50 million to $60 million (previously $45 million to $50 million). In addition, capital expenditures for the construction of 10 to 15 new units and remaining costs from 2017 construction late in the year are expected to be $15 million to $25 million;

•	Proceeds from sale/leasebacks are expected to be $10 million to $15 million; and

•	The Company expects to close 20 to 25 existing restaurants, three of which were closed during the first quarter.
The Company has not reconciled guidance for Adjusted EBITDA to the corresponding GAAP financial measure because it does not provide guidance for net income or for the various reconciling items. The Company is unable to provide guidance for these reconciling items since certain items that impact net income are outside of the Company’s control or cannot be reasonably predicted.

Conference Call Today

Daniel T. Accordino, Chief Executive Officer, and Paul R. Flanders, Chief Financial Officer, will host a conference call to discuss first quarter 2018 financial results today at 8:30 AM ET.

The conference call can be accessed live over the phone by dialing 323-794-2423. A replay will be available one hour after the call and can be accessed by dialing 719-457-0820; the passcode is 1067765. The replay will be available until Tuesday, May 15, 2018. Investors and interested parties may listen to a webcast of this conference call by visiting www.carrols.com under the tab “Investor Relations”.

About the Company

Carrols is the largest BURGER KING® franchisee in the United States with 807 restaurants as of April 1, 2018 and has operated BURGER KING® restaurants since 1976. For more information on Carrols, please visit the company's website at www.carrols.com.

Forward-Looking Statements

Except for the historical information contained in this news release, the matters addressed are forward-looking statements. Forward-looking statements, written, oral or otherwise made, represent Carrols' expectation or belief concerning future events. Without limiting the foregoing, these statements are often identified by the words "may", "might", "believes", "thinks", "anticipates", "plans", "expects", "intends" or similar expressions. In addition, expressions of our strategies, intentions, plans or guidance are also forward-looking statements. Such statements reflect management's current views with respect to future events and are subject to risks and uncertainties, both known and unknown. You are cautioned not to place undue reliance on these forward-looking statements as there are important factors that could cause actual results to differ materially from those in forward-looking statements, many of which are beyond our control. Investors are referred to the full discussion of risks and uncertainties as included in Carrols' filings with the Securities and Exchange Commission.

Carrols Restaurant Group, Inc.
Consolidated Statements of Operations
(in thousands except per share amounts)

	(unaudited)
	Three Months Ended (a)
	April 1, 2018	April 2, 2017
Restaurant sales	$271,586	$239,852
Costs and expenses:
Cost of sales	73,005	64,236
Restaurant wages and related expenses	91,144	81,071
Restaurant rent expense	19,974	17,597
Other restaurant operating expenses	42,839	39,195
Advertising expense	11,265	9,901
General and administrative expenses (b) (c)	16,136	15,576
Depreciation and amortization	14,250	13,151
Impairment and other lease charges	309	531
Total costs and expenses	268,922	241,258
Income (loss) from operations	2,664	(1,406)
Gain on bargain purchase	(22)	—
Interest expense	5,926	4,801
Loss before income taxes	(3,240)	(6,207)
Benefit for income taxes	(138)	(611)
Net loss	$(3,102)	$(5,596)

Basic and diluted net loss per share (d)(e)	$(0.09)	$(0.16)
Basic and diluted weighted average common shares outstanding	35,666	35,384

(a)	The Company uses a 52 or 53 week fiscal year that ends on the Sunday closest to December 31. The three months ended April 1, 2018 and April 2, 2017 each included thirteen weeks.

(b)	General and administrative expenses include acquisition costs of $105 and $718 for the three months ended April 1, 2018 and April 2, 2017, respectively.

(c)	General and administrative expenses include stock-based compensation expense of $1,585 and $883 for the three months ended April 1, 2018 and April 2, 2017, respectively.

(d)	Basic net loss per share was computed excluding loss attributable to preferred stock and non-vested restricted shares unless the effect would have been anti-dilutive for the periods presented.

(e)
Diluted net loss per share was computed including shares issuable for convertible preferred stock and non-vested restricted shares unless their effect would have been anti-dilutive for the periods presented.

Carrols Restaurant Group, Inc.
Supplemental Information

The following table sets forth certain unaudited supplemental financial and other data for the periods indicated (in thousands, except number of restaurants, percentages and average weekly sales per restaurant):

	(unaudited)
	Three Months Ended (a)
	April 1, 2018	April 2, 2017

Total Restaurant Sales	$271,586	$239,852
Change in Comparable Restaurant Sales (a)	6.2%	(0.6)%

Average Weekly Sales per Restaurant (b)	25,978	24,140

Restaurant-Level EBITDA (c)	$33,359	$27,852
Restaurant-Level EBITDA margin (c)	12.3%	11.6%

Adjusted EBITDA (c)	$18,913	$13,877
Adjusted EBITDA margin (c)	7.0%	5.8%

Adjusted net loss (c)	$(2,792)	$(4,822)
Adjusted diluted net loss per share (c)	$(0.08)	$(0.14)

Number of Restaurants:
Restaurants at beginning of period	807	753
New restaurants	2	1
Restaurants acquired	1	43
Restaurants closed	(3)	(9)
Restaurants at end of period	807	788
Average Number of Restaurants:	804.2	764.3

	At 4/1/18	At 12/31/2017
Long-term debt (d)	$285,945	$281,884
Cash	34,501	29,412

(a)
Restaurants are generally included in comparable restaurant sales after they have been operated by us for 12 months. The calculation of changes in comparable restaurant sales is based on the comparable 13-week period.

(b)	Average weekly sales per restaurant are derived by dividing restaurant sales for the comparable 13-week period by the average number of restaurants operating during such period.

(c)
EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Restaurant-Level EBITDA, Restaurant-Level EBITDA margin and Adjusted net loss are non-GAAP financial measures and may not necessarily be comparable to other similarly titled captions of other companies due to differences in methods of calculation. Refer to the Company's reconciliation of net loss to EBITDA, Adjusted EBITDA and Adjusted net loss, and to the Company's reconciliation of income (loss) from operations to Restaurant-Level EBITDA for further detail. Both Adjusted EBITDA margin and Restaurant-Level EBITDA margin are calculated as a percentage of restaurant sales. Adjusted diluted net loss per share is calculated based on Adjusted net income and reflects the dilutive impact of shares, where applicable, based on Adjusted net loss.

(d)
Long-term debt (including current portion and excluding deferred financing costs) at April 1, 2018 included $275,000 of the Company's 8% Senior Secured Second Lien Notes, $4,500 of outstanding revolving borrowings under the Company's senior credit facility, $1,203 of lease financing obligations and $5,242 of capital lease obligations. Long-term debt (including current portion and excluding deferred financing costs) at December 31, 2017 included $275,000 of the Company's 8% Senior Secured Second Lien Notes, $1,203 of lease financing obligations and $5,681 of capital lease obligations.

Carrols Restaurant Group, Inc.
Reconciliation of Non-GAAP Measures
(In thousands, except per share amounts)

	(unaudited)
	Three Months Ended (a)
	April 1, 2018	April 2, 2017
Reconciliation of EBITDA and Adjusted EBITDA: (a)
Net loss	$(3,102)	$(5,596)
Benefit for income taxes	(138)	(611)
Interest expense	5,926	4,801
Gain on bargain purchase	(22)	—
Depreciation and amortization	14,250	13,151
EBITDA	16,914	11,745
Impairment and other lease charges	309	531
Acquisition costs (b)	105	718
Stock-based compensation expense	1,585	883
Adjusted EBITDA	$18,913	$13,877

Reconciliation of Restaurant-Level EBITDA: (a)
Income (loss) from operations	$2,664	$(1,406)
Add:
General and administrative expenses	16,136	15,576
Depreciation and amortization	14,250	13,151
Impairment and other lease charges	309	531
Restaurant-Level EBITDA	$33,359	$27,852

Reconciliation of Adjusted net loss: (a)
Net loss	$(3,102)	$(5,596)
Add:
Impairment and other lease charges	309	531
Gain on bargain purchase	(22)	—
Acquisition costs (b)	105	718
Income tax effect on above adjustments (c)	(82)	(475)
Adjusted net loss	$(2,792)	$(4,822)
Adjusted diluted net loss per share	$(0.08)	$(0.14)

(a)
Within our press release, we make reference to EBITDA, Adjusted EBITDA, Restaurant-Level EBITDA and Adjusted net loss which are non-GAAP financial measures. EBITDA represents net loss before benefit for income taxes, interest expense and depreciation and amortization. Adjusted EBITDA represents EBITDA as adjusted to exclude impairment and other lease charges, acquisition costs, stock-based compensation expense and other non-recurring income or expense. Restaurant-Level EBITDA represents income (loss) from operations as adjusted to exclude general and administrative expenses, depreciation and amortization, impairment and other lease charges and other income. Adjusted net loss represents net loss as adjusted to exclude impairment and other lease charges, acquisition costs and other non-recurring income or expense.

We are presenting Adjusted EBITDA, Restaurant-Level EBITDA and Adjusted net loss because we believe that they provide a more meaningful comparison than EBITDA and net loss of the Company's core business operating results, as well as with those of other similar companies. Additionally, we present Restaurant-Level EBITDA because it excludes the impact of general and administrative expenses and other income, all of which are non-recurring at the restaurant level. Management believes that Adjusted EBITDA, Restaurant-Level EBITDA and Adjusted net loss, when viewed with the Company's results of operations in accordance with GAAP and the accompanying reconciliations in the table above, provide useful information about operating performance and period-over-period growth, and provide additional information that is useful for evaluating the operating performance of the Company's core business without regard to potential distortions. Additionally, management believes that Adjusted EBITDA and Restaurant-Level EBITDA permit investors to gain an understanding of the factors and trends affecting our ongoing cash earnings, from which capital investments are made and debt is serviced.
However, EBITDA, Adjusted EBITDA, Restaurant-Level EBITDA and Adjusted net loss are not measures of financial performance or liquidity under GAAP and, accordingly, should not be considered as alternatives to net income, income from operations or cash flow from operating activities as indicators of operating performance or liquidity. Also, these measures may not be comparable to similarly titled captions of other companies. The tables above provide reconciliations between net loss and EBITDA, Adjusted EBITDA and Adjusted net loss and between income (loss) from operations and Restaurant-Level EBITDA.

(b)	Acquisition costs for the periods presented include legal and professional fees incurred in connection with restaurant acquisitions.

(c)
The income tax effect related to the adjustments for impairment and other lease charges and acquisition costs during the periods presented was calculated using an effective income tax rate of 21% for the three months ended April 1, 2018 and 38% for the three months ended April 2, 2017.